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                                                                    EXHIBIT 23.4


                   [RYDER SCOTT COMPANY PETROLEUM ENGINEERS]


           CONSENT OF INDEPENDENT PETROLEUM ENGINEERS AND GEOLOGISTS

     We hereby consent to the incorporation by reference of our Firm's name in the Annual Report on Form 10-K of Seagull Energy Corporation and subsidiaries for the year ended December 31, 1998, into the Registration Statement on Form S-3 of Ocean Energy, Inc. (formerly known as Seagull Energy Corporation) to which this consent is an exhibit. We further consent to the reference to our firm under the heading "Experts" in the Registration Statement.


                                         /s/ Ryder Scott Company
                                             Petroleum Engineers
                                         -------------------------------------
                                             RYDER SCOTT COMPANY
                                             PETROLEUM ENGINEERS


Houston, Texas
May 27, 1999